Exhibit 5

June 21, 2010	+1 212 230 8800 (t)
+1 212 230 8888 (f)
Brooks Automation, Inc.	wilmerhale.com
15 Elizabeth Drive
Chelmsford, MA 01824
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Brooks Automation, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the following securities of the Registrant (the “Securities”):
1.	senior debt securities (the “Senior Debt Securities”);

2.	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

3.	preferred stock, $0.01 par value per share (the “Preferred Stock”);

4.	common stock, $0.01 par value per share (the “Common Stock”); and

5.	warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Common Stock (the “Warrants”);
all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $200,000,000, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.
The Senior Debt Securities may be issued pursuant to a senior indenture (the “Senior Indenture”) between the Registrant and a trustee to be named in such Senior Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Registrant and a trustee to be named in such Subordinated Indenture and duly qualified under the Trust Indenture Act. The preferences, limitations and relative rights of shares of any series of the Preferred Stock will be set forth in a certificate of designation (the “Certificate of Designation”) with respect thereto. Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Registrant and a bank or trust company as warrant agent.
Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, New York 10022
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Brooks Automation, Inc.
June 21, 2010

We are acting as counsel for the Registrant in connection with the issue and sale by the Registrant of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Registrant as provided to us by the Registrant, the Certificate of Incorporation and By-Laws of the Registrant, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
Our opinions in paragraphs 1 and 4 are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Securities, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.
We assume that appropriate action will be taken prior to the offer and sale of the Debt Securities, Preferred Stock, Common Stock and the Warrants to register and qualify the Debt Securities, Preferred Stock, Common Stock and the Warrants under all applicable state securities or “blue sky” laws. We have also assumed that (i) one or more prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) the applicable Indenture will be duly qualified under the Trust Indenture Act and (iii) the trustee or successor trustee under the Senior Indenture or the Subordinated Indenture, as applicable, will be eligible under the Trust Indenture Act to act in such capacity under the applicable Indenture and will have been duly appointed and, in the case of a successor trustee, a Statement of Eligibility of Trustee on Form T-1 will have been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder.

Brooks Automation, Inc.
June 21, 2010

Based upon and subject to the foregoing, we are of the following opinion:
1.	With respect to Debt Securities, when (i) specifically authorized for issuance by Registrant’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and (v) the Registrant has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Registrant.

2.	With respect to shares of any series of the Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized establishing and designating the series of Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof, the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, the issuance and terms of the shares of Preferred Stock of such series, and the terms of the offering thereof and related matters, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the shares of Preferred Stock of such series have been duly established in conformity with the Registrant’s Certificate of Incorporation and By-laws, each as amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) the shares of Preferred Stock of such series have been issued and sold as contemplated by the Registration Statement and (v) the Registrant has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to shares of Common Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the shares of Common Stock have been duly established in conformity with the Registrant’s Certificate of Incorporation and By-laws, each as amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument

Brooks Automation, Inc.
June 21, 2010

binding on the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement and (v) the Registrant has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4.	With respect to Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and (vi) the Registrant has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and legally binding obligations of the Registrant.
It is understood that this opinion is to be used only in connection with the offer and sale of the Debt Securities, Preferred Stock, Common Stock and Warrants while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Brooks Automation, Inc.
June 21, 2010

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ Stuart R. Nayman
Stuart R. Nayman, a Partner